UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2023

JUPITER WELLNESS, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JUPW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	JUPWW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

PIPE Agreement

On January 19, 2023, Jupiter Wellness, Inc., (the “Company”) entered into a Securities Purchase Agreement (the “PIPE Agreement”) with certain purchasers, for the issuance of 8,631,574 common stock warrants (the “PIPE Offering”) at a price of $0.125 per warrant, comprised of two common stock warrants (the “Common Warrants,”), each to purchase up to one share of Common Stock per Common Warrant with an exercise price of $1.00 per share , with (a) 4,315,787 Common Warrants being immediately exercisable for three years following 6 months from the closing of the PIPE Offering, and (b) 4,315,787 Common Warrants being immediately exercisable for five years following 6 months from the closing of the PIPE Offering.

RD Agreement

On January 19, 2023, The Company entered into a Securities Purchase Agreement (the “RD Agreement”) with certain purchasers, pursuant to which on January 23, 2023, 4,315,787 shares of common stock, par value $0.001 (the “Common Stock”), at a price of $0.70 per share were issued to the purchasers (the “RD Offering”).

The Common Stock was issued pursuant to a Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the “Commission”) on September 28, 2022 (File No. 333-267644) and declared effective on November 9, 2022.

The aggregate gross proceeds to the Company from both the PIPE Offering and the RD Offering were approximately $4.1 million, with the purchase price of one share, one 3-year warrant and one 5-year warrant as $0.95.

Registration Rights Agreement

On January 19, 2023, the Company also entered into a Registration Rights Agreement with the Purchasers, (the “Registration Rights Agreement” and together with the PIPE Agreement and the RD Agreement the “Agreements”), requiring the Company to register the securities issued under the PIPE Agreement. Pursuant to the Rights Registration Agreement, the Company has agreed to file one or more registration statements with the SEC covering the registration of the shares of Common Stock issuable upon exercise of the Common Warrants.

The PIPE Agreement, the RD Agreement, and the Registration Rights Agreement, are filed as Exhibits 10.1, 10.2, and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the terms of the Agreements are qualified in their entirety by reference to such exhibits.

Item 3.02	Unregistered Sales of Equity Securities

The applicable information related to PIPE Agreement presented in Item 1.01 of this Current Report is incorporated by reference in this Item 3.02. The Common Warrants will be issued without prior registration in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D thereunder.

Item 8.01.	Other Events

Exercise Price Reduction

A previously disclosed, the Company had registered for sale under a Registration Statement on Form S-1 with the Commission on July 26, 2021 (File No. 333-258005), warrants to purchase up to 11,607,142 shares of Common Stock (the “2021 Warrants”). The 2021 Warrants were initially exercisable at a $2.79 per share price, which is now being reduced to $1.40 per share.

Press Release

On January 23, 2023 the Company issued a press release announcing the various transactions described herein. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Exhibits

Exhibit No.	Description
10.01	Form of the PIPE Securities Purchase Agreement, dated January 19, 2023
10.02	Form of the RD Securities Purchase Agreement, dated January 19, 2023
10.03	Form of the Registration Rights Agreement, dated January 19, 2023
99.01	Press Release dated January 23, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2023

JUPITER WELLNESS, INC.

By:	/s/ Brian John
Brian John
Chief Executive Officer